Exhibit 10.3

                             DATAHAND SYSTEMS, INC.
                          DIRECTOR STOCK PLAN AGREEMENT
                              (Awarded for FY 1999)

     This Agreement is made and entered into by and between DATAHAND SYSTEMS, INC., a Delaware corporation (the "Company") and __________ as of the (the "Grant Day".)

     WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Industrial Innovations, Inc. 1993 Director Stock (the "Plan") to encourage ownership in the Company by directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as directors and to provide those individuals with an incentive to continue to work for the best interests of the Company and its shareholders.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Company and Director agree as follows:

     1. Definitions. To the extent not specifically provided herein, all capitalized terms used in this Agreement will have the same meanings ascribed to them in the Plan.

     2. Stock Options.

          a. Grant of Option. Subject to the conditions specified in the Plan, the Company hereby grants to Director the right and option (hereinafter referred to as the "Option") to purchase an aggregate of __________ Shares.

          b. Purchase price. The price at which Director will be entitled to purchase the Stock covered by the Option will be __________ per share.

          c. Terms of Option. The Option hereby granted will be in force and effect and exercisable for a period beginning on the Grant Day through and including the normal close of business of the Company on __________ subject to earlier termination as provided in the Plan.

          d. Option Terms. The Option may be exercised in whole or in part on such terms and subject to such conditions as are specified in the Plan.

     3. Incorporation of Plan. Director understands and agrees that the Plan is hereby incorporated into this Agreement as if set forth fully herein and this Agreement is, at all times, subject to the terms and conditions of the Plan.
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     4.  Governing Law. This Agreement  shall be  interpreted  and  administered under the laws of the State of Arizona.

     5. Amendments. This Agreement may be amended only by a written agreement executed by the Company and Director, provided that, the Company may amend this Agreement without the consent of Director to the extent that such amendment is required by applicable federal or state securities laws.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has hereunto set his (her) hand as of the __ day of _______________, ____.


                                        DATAHAND SYSTEMS, INC.





                                        By
                                           -------------------------------------
                                           James A. Cole
                                           It's Chairman/CEO

Witnessed By
            -----------------------
            Lynn R. Martineau
            Corporate Secretary

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